99.1

Encorium Receives NASDAQ Deficiency Letter

Regarding Stockholders' Equity

BERWYN, PA, August 31, 2009 -- Encorium Group, Inc. (Nasdaq: ENCO), a full service multinational clinical research organization (CRO) conducting studies in over 30 countries for many of the world's leading pharmaceutical and biotechnology companies, today announced that on August 25, 2009, it received a letter from The NASDAQ Stock Market notifying the Company that, based on its Form 10-Q for the period ended June 30, 2009, NASDAQ has determined that the Company's stockholders' equity does not comply with the minimum $2.5 million stockholders' equity requirement for continued listing on The NASDAQ Capital Market as required by NASDAQ Marketplace Rule 5550(b)(1).

As provided in the NASDAQ Marketplace Rules, the Company has the opportunity to submit to NASDAQ a specific plan and timeline to achieve and sustain compliance. The Company intends to submit to the NASDAQ staff in a timely manner a plan to continue listing on The NASDAQ Capital Market. Under NASDAQ Marketplace Rules, the Company must submit its plan by September 9, 2009, and, if it is accepted, the Company will then be given up to 105 calendar days from the date of the August 25, 2009 letter to regain compliance.

About Encorium Group, Inc.

Encorium Group, Inc. is a global clinical research organization specializing in the design and management of complex clinical trials and Patient Registries for the pharmaceutical, biotechnology and medical device industries. The Company's mission is to provide its clients with high quality, full-service support for their biopharmaceutical and medical device development programs. Encorium offers therapeutic expertise, experienced team management and advanced technologies. The Company has drug and biologics development as well as clinical trial experience across a wide variety of therapeutic areas such as infectious diseases, cardiovascular, vaccines, oncology, diabetes endocrinology/metabolism, gene therapy, immunology, neurology, gastroenterology, dermatology, hepatology, women's health and respiratory medicine. Encorium believes that its expertise in the design of complex clinical trials, its therapeutic experience and commitment to excellence, and its application of innovative technologies, offer its clients a means to more quickly and cost effectively move products through the clinical development process.

This press release contains forward-looking statements identified by words such as "estimate," "project," "expect," "intend," "believe," "anticipate" and similar expressions. Those statements involve risks and uncertainties, and actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to: (i) the risk that we may not have sufficient funds to operate our business; (ii)our success in attracting new business and retaining existing clients and projects; (iii) the size, duration and timing of clinical trials we are currently managing may change unexpectedly; (iv) the termination, delay or cancellation of clinical trials we are currently managing could cause revenues and cash-on-hand to decline unexpectedly; (v) the timing difference between our receipt of contract milestone or scheduled payments and our incurring costs to manage these trials; (vi) outsourcing trends in the pharmaceutical, biotechnology and medical device industries; (vii) the ability to maintain profit margins in a competitive marketplace; (viii) our ability to attract and retain qualified personnel; (ix) the sensitivity of our business to general economic conditions; (x) other economic, competitive, governmental and technological factors affecting our operations, markets, products, services and prices; (xi) announced awards received from existing and potential customers are not definitive until fully negotiated contracts are executed by the parties; (xii) our backlog may not be indicative of future results and may not generate the revenues expected; and (xiii) uncertainties regarding the availability of additional capital and continued listing of our common stock on Nasdaq. You should not place undue reliance on any forward-looking statement. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events. Please refer to the section entitled "Risk Factors" in the Company Annual Report on Form 10-K for the year ended December 31, 2008 and the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2009 for a more complete discussion of factors which could cause our actual results and financial position to change.